EX-99.906CERT


                                  CERTIFICATION

     Anthony Ghoston, President, and Thomas Napurano, Chief Financial Officer and Treasurer of AmeriPrime Funds (the "Registrant"), each certify to the best of his or her knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                 Chief Financial Officer and Treasurer
AmeriPrime Funds                          AmeriPrime Funds

/s/ Anthony Ghoston                      /s/ Thomas Napurano
---------------------                    -----------------------
Anthony Ghoston                          Thomas Napurano

Date: October 12, 2004                     Date: October 12, 2004
     ----------------                            ------------------
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmeriPrime Funds and will be retained by AmeriPrime Funds and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is being furnished to the Commission  solely pursuant to 18
U.S.C.   1350 and is not being  filed as part of the Form N-CSR  filed with the
Commission.